Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Stockholders’ and

Board of Directors

Stronghold Digital Mining, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 26, 2021, relating to the financial statement of Stronghold Digital Mining, Inc. which is contained in that Prospectus and Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus and Registration Statement.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

July 26, 2021